Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE ANNOUNCES AGREEMENT TO ACQUIRE BUSINESS OF GENEPOC; ADDS STATE-OF-THE-ART MOLECULAR DIAGNOSTICS PLATFORM

CINCINNATI, OHIO April 30, 2019 (GLOBE NEWSWIRE) Meridian Bioscience, Inc. (NASDAQ: VIVO), a provider of diagnostic testing solutions and life science raw materials, today announced it has entered into a definitive agreement to acquire the business of GenePOC Inc., a Quebec City, Quebec, Canada based provider of molecular diagnostic instruments and assays. Founded in 2007, GenePOC has approximately 100 employees and generated total revenues of less than $1 million in calendar 2018. Meridian has agreed to make a cash payment at closing of the transaction of $50 million with future payments totaling up to an additional $70 million contingent upon the successful achievement of certain technical development milestones and sales thresholds.

Strategic Fit and Rationale

With the acquisition, Meridian will be getting GenePOC’s state-of-the art revogeneTM molecular diagnostics platform, which offers sample to result testing for single tests, as well as flexible multiplexing capability. The Company believes revogeneTM is a perfect fit with Meridian’s stated strategy to provide gastrointestinal disease and core respiratory illness diagnostics solutions for the diverse needs of complex medical health systems. revogeneTM is an FDA-cleared platform that currently has three FDA-cleared assays, including C. difficile, Group A Strep, and Group B Strep. Those three assays comprise a vast majority of Meridian’s current total molecular diagnostics sales, thus enabling it to immediately offer this new platform and technology to existing customers seeking better workflow and less hands-on time than Meridian’s current AlethiaTM molecular platform can provide. Over time, through its multiplexing capability, revogeneTM is expected to allow Meridian to also offer its customers smart panel solutions currently in development and planning.

Jack Kenny, Chief Executive Officer, commented, “We are very excited to be adding the GenePOC technology and team to Meridian. GenePOC provides an exciting new state-of-the-art molecular diagnostics platform to our Diagnostics portfolio. This is a critical element of our strategy to re-position our Diagnostics business for sustainable long-term growth. GenePOC’s revogeneTM platform is an excellent fit for our customers and strategy to offer gastrointestinal-focused and other targeted diagnostic solutions to meet the diverse needs of today’s more complex health care system. We welcome the GenePOC team to the Meridian family and look forward to leveraging Meridian’s strong and established commercial infrastructure to offer revogeneTM and its menu of assays to our current and new customers.”

Summary Transaction Terms and Impact

The cash-free/debt-free purchase price has a maximum potential value of $120 million, with $50 million to be paid at closing (subject to a holdback and working capital adjustment), subsequent payments of up to $20 million in Meridian’s fiscal 2021 based on the achievement of certain technical development milestones, and a final payment of up to $50 million in fiscal 2023 based on both the sales performance of certain molecular assays and their achievement of minimum profit margin thresholds.

Excluding amortization expense, the Company expects the transaction to add approximately $4 - $5 million in operating expenses in fiscal 2019 and $9 - $10 million in fiscal 2020, both net of planned cost synergies. R&D Teams in both Quebec City and Cincinnati will continue and ramp up work to develop new assays for revogeneTM and meaningfully expand the menu of product offerings. As a result, the Company expects R&D expense in the Diagnostics business to increase to the mid-teens as a percent of sales. The Company expects the transaction to provide a net positive contribution to run rate molecular sales and Company EBITDA starting in fiscal 2021.

The transaction is subject to certain closing conditions of a transaction of this nature. PNC Bank has committed financing and will lead with Fifth Third Bank a transaction for a new $125 million revolving line of credit to finance the acquisition and re-finance Meridian’s current outstanding debt. The acquisition will also be financed with cash. The Company expects the transaction to close no later than early fourth quarter of fiscal 2019.

Conference Call

Meridian is holding a conference call at 10:00 a.m. Eastern Time today to review the transaction and answer questions, as well as report its fiscal second quarter results. To participate in the live call by telephone from the U.S., dial (866) 443-5802, or from outside the U.S., dial (513) 360-6924, and enter the audience pass code 3893028. A replay will be available for 14 days beginning at 1:00 p.m. Eastern Time on April 30, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering pass code 3893028.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of the business of GenePOC by Meridian, including any statements regarding the synergies, benefits and opportunities of the transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Meridian’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of Meridian, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on the parties’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. Meridian does not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Meridian’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Meridian’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Meridian assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Jack Kenny

Chief Executive Officer

Meridian Bioscience, Inc.

Phone: 513.271.3700

Email: mbi@meridianbioscience.com

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